Exhibit 3.1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Website: www.nvsos.gov

	Filed in the office of	Document Number 20160473763-89
Certificate of Change Pursuant	/s/ Barbara K. Cegavske	Filing Date and Time
to NRS 78.209	Barbara K. Cegavske	10/27/2016 1:10 PM
	Secretary of State	Entity Number
	State of Nevada	C2461-1980

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

Trimedyne, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

30,000,000 shares of Common Stock, par value $0.01

1,000,000 shares of Preferred Stock, par value $0.01

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000 shares of Common Stock, par value $0.01

6,666 shares of Preferred Stock, par value $0.01

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued shares of the same class or series:

One (1) share of Common Stock shall be issued after the change in exchange for One Hundred Fifty (150) shares of Common Stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of Common Stock shall be paid in cash at a value of $4.125 per share after the change. The holders of less than one percent of the shares of Common Stock will receive such a cash payment.

7. Effective date and time of filing: (optional)          Date: 10/26/2016            Time: 4:00 pm PT

8. Signature:

/s/ Marvin P. Loeb	Chief Executive Officer
Signature of Officer	Title